As filed with the Securities and Exchange Commission on April 25, 2023
Registration No. 333-254000

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)
45-0705648 (I.R.S. Employer Identification Number)

540 Gaither Road, Suite 400
Rockville, Maryland 20850
Telephone: (410) 522-8707
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Sullivan
Chief Financial Officer
Avalo Therapeutics, Inc.
540 Gaither Road, Suite 400
Rockville, Maryland 20850
Telephone: (410) 522-8707
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Donald R. Reynolds
Andrew J. Gibbons
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Telephone: (919) 781-4000
Fax: (919) 781-4865

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters those securities that remain unsold hereunder as of the date hereof.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
This Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-3 (File No. 333-254000) (the “Registration Statement”) is being filed by Avalo Therapeutics, Inc. (the “Registrant”) to deregister all of the $79,030,775 of securities that remain unsold under the Registration Statement.

The Registration Statement was filed on March 8, 2021, and declared effective by the Securities and Exchange Commission (the “SEC”) on March 19, 2021. The Registration Statement registered the offer and sale of up to $150,000,000 of the Registrant’s common stock, (par value $0.001 per share), preferred stock (no par value per share), debt securities and/or warrants to purchase any of such securities.

The Registrant, by filing this Post-Effective Amendment No. 1, hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II, Item 17 of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 25th day of April, 2023.

AVALO THERAPEUTICS, INC.

Date: April 25, 2023	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to Registration Statement on Form S-3.

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